Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nushares ETF Trust:

We consent to the use of our report dated February 27, 2020, with respect to the financial statements and financial highlights of Nuveen Short-Term REIT ETF, as of December 31, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

April 24, 2020